UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) - May 20, 2022

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code - (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On May 20, 2022, Oncor Electric Delivery Company LLC (“Oncor”) completed a sale of $400 million aggregate principal amount of its 4.15% Senior Secured Notes due 2032 (the “2032 Notes” or “Green Notes”) and $400 million aggregate principal amount of its 4.60% Senior Secured Notes due 2052 (the “2052 Notes” and, together with the 2032 Notes, the “Notes”).

Oncor intends to allocate/disburse the proceeds from the sale of the Green Notes (net of the discounts and fees to the initial purchasers and the estimated pro rata expenses related to the offering of the Green Notes) of approximately $394.8 million, or an amount equal to the net proceeds from the sale of the Green Notes, to finance and/or refinance, in whole or in part, investments in or expenditures on one or more new and/or existing “Eligible Green Projects” (as described below) in accordance with the Oncor Sustainable Financing Framework. Prior to the allocation/disbursement of the full amount of the net proceeds from the sale of the Green Notes to Eligible Green Projects, Oncor intends to temporarily apply such net proceeds to repay a portion of the amounts outstanding under its unsecured term loan credit agreement dated January 28, 2022 (the “January 2022 Term Loan Agreement”). “Eligible Green Projects” are new and/or existing projects which fall into one or more of the eligible categories (each, an “Eligible Category”) and meet the eligibility criteria (the “Eligibility Criteria”) set forth below.

Eligible Category	Eligibility Criteria

Renewable Energy	Investments or expenditures related to transmission and distribution network projects that aim to connect renewable energy sources, consisting of wind, solar, geothermal energy and hydropower generator facilities to the Electric Reliability Council of Texas, Inc. grid. Eligible geothermal energy facilities will have a direct emissions threshold of 100gC02/kWh or lower. Each eligible hydropower facility will have an installed capacity of less than 25MW, and lifecycle emissions of 50g CO2e. Renewable energy sources specifically excludes nuclear energy.

Energy Efficiency	Investments or expenditures related to development, construction, and maintenance of infrastructure and programs to support improvements to system efficiency and energy efficient strategies, methods, technologies or assets. Activities will consist of:

• deployment of advanced metering infrastructure and smart grid technology and/or • customer energy efficiency incentive programs to reduce overall energy use.

Oncor intends to use the proceeds from the sale of the 2052 Notes (net of the discounts and fees to the initial purchasers and the estimated pro rata expenses related to the offering of the 2052 Notes) of approximately $391.8 million for general corporate purposes, including to repay a portion of the amounts outstanding under the January 2022 Term Loan Agreement.

The Notes were issued pursuant to the provisions of an Indenture, dated as of August 1, 2002, between Oncor and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York), as trustee (the “Trustee”) (as amended and supplemented, the “Indenture”), and supplemented by an Officer’s Certificate, dated May 20, 2022 (the “Officer’s Certificate”). The Indenture and the Officer’s Certificate establish the terms of the Notes. The 2032 Notes and the 2052 Notes each constitute a separate series of notes under the Indenture, but will be treated together with Oncor’s other outstanding debt securities issued under the Indenture for amendments and waivers and for taking certain other actions.

Oncor’s obligations under the Notes are secured by a lien on all property acquired or constructed by Oncor for the transmission and distribution of electric energy, mortgaged as described under the Deed of Trust, Security Agreement and Fixture Filing (as amended, the “Deed of Trust”), dated as of May 15, 2008, from Oncor to The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York), as collateral agent (the “Collateral Agent”).

The 2032 Notes bear interest at a rate of 4.15% per annum and mature on June 1, 2032. The 2052 Notes bear interest at a rate of 4.60% per annum and mature on June 1, 2052. Interest on the 2032 Notes and the 2052 Notes will accrue from May 20, 2022 and will be payable semi-annually on June 1 and December 1 of each year, beginning on December 1, 2022. Prior to March 1, 2032 in the case of the 2032 Notes and December 1, 2051 in the case of the 2052 Notes, Oncor may redeem such Notes at any time, in whole or in part, at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. On and after March 1, 2032 in the case of the 2032 Notes and December 1, 2051 in the case of the 2052 Notes, Oncor may redeem such Notes at any time, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest. The Notes, the Indenture and the Deed of Trust also contain customary events of default, including failure to pay principal or interest on the Notes when due, among others. If any such event of default occurs and is continuing, the outstanding principal of the Notes may be declared due and payable, among other remedies as provided in the Indenture.

The Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

In connection with the completion of the sale of the Notes, on May 20, 2022, Oncor entered into a Registration Rights Agreement with the representatives of the initial purchasers of the Notes (the “Registration Rights Agreement”). Under the Registration Rights Agreement, Oncor agreed, subject to certain exceptions, to file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Notes for publicly registered notes (the “Exchange Offer Registration Statement”), or under certain circumstances, a shelf registration statement to cover resales of the Notes (the “Shelf Registration Statement”). Oncor agreed to use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or prior to June 1, 2023 and to consummate the exchange offer on or prior to July 15, 2023. Oncor agreed to use commercially reasonable efforts to cause any Shelf Registration Statement to become or be declared effective within the later of 180 days after such Shelf Registration Statement filing obligation arises and June 1, 2023. If Oncor does not comply with certain of its obligations under the Registration Rights Agreement, the affected Notes will bear additional interest on the principal amount of such affected Notes at a rate of 0.50% per annum over the interest rate otherwise provided for under such Notes for the period during which the registration default continues, but not later than the second anniversary of the issue date of the Notes.

Prior to being exchanged or sold in connection with the transactions contemplated by the Registration Rights Agreement, the Notes will contain restrictions on transfer. The Notes, once exchanged or sold in connection with the transactions contemplated by the Registration Rights Agreement, will not be subject to such restrictions on transfer.

A copy of the Indenture was filed by Oncor as an exhibit to its Form S-4 filed October 2, 2002 and a copy of Supplemental Indenture No. 1, dated May 15, 2008, between Oncor and the Trustee was filed by Oncor as an exhibit to its Form 10-Q filed May 15, 2008, which are incorporated by reference herein. A copy of the Deed of Trust was filed by Oncor as an exhibit to its Form 10-Q filed May 15, 2008, the First Amendment to the Deed of Trust, dated March 2, 2009, between Oncor and the Collateral Agent was filed by Oncor as an exhibit to its Form 10-K filed March 3, 2009, the Second Amendment to the Deed of Trust, dated September 3, 2010, between Oncor and the Collateral Agent was filed by Oncor as an exhibit to its Form 8-K filed September 3, 2010, and the Third Amendment to the Deed of Trust, dated November 10, 2011, between Oncor and the Collateral Agent was filed by Oncor as an exhibit to its Form 8-K filed November 15, 2011, which are incorporated by reference herein. The Officer’s Certificate and the Registration Rights Agreement are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this current report on Form 8-K and are incorporated herein by reference. The above description of the Indenture, as supplemented, the Deed of Trust, as amended, the Officer’s Certificate, the Notes and the Registration Rights Agreement are qualified in their entirety by reference to the Indenture, the Deed of Trust, the Officer’s Certificate, the Notes and the Registration Rights Agreement, respectively.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

4.1	Officer’s Certificate, dated May 20, 2022, establishing the terms of Oncor’s 4.15% Senior Secured Notes due 2032 and Oncor’s 4.60% Senior Secured Notes due 2052.

4.2	Registration Rights Agreement, dated May 20, 2022, among Oncor and the representatives of the initial purchasers of the 2032 Notes and the 2052 Notes.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: May 20, 2022